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                                                                   Exhibit 99.10

                        INCENTIVE STOCK OPTION AGREEMENT

                            UNDER THE SIGHTPATH, INC.
                           1998 STOCK AND OPTION PLAN


-------------------                                                   ------
No. of Shares of Common Stock                                      Date of Grant


        Pursuant to the SightPath, Inc. 1998 Stock and Option Plan (the "Plan"), SightPath, Inc. (including its successors, the "Company") hereby grants to _______ an option to purchase ("Option") prior to the tenth (10th) anniversary of the date of grant ("Date of Grant") of this Option (the "Expiration Date"), at an exercise price per share of $__, all or any of the number of shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company (the "Option Shares"), in accordance with the schedule set forth in Section 1 and subject to the terms and conditions set forth herein and in the Plan. Any terms not defined herein shall have the same meaning defined in the Plan.

        1. Vesting Schedule. Subject to the terms of the Plan and to the determination of the Board of Directors of the Company or a designated committee thereof (in either case, the "Board") to accelerate the vesting schedule hereunder due to other circumstances, this Option shall become vested and exercisable with respect to 25% of the Option Shares on the first anniversary of the Date of Grant and 6.25% of the Option Shares at the end of each three (3) month period thereafter. In any event this Option shall become fully vested and exercisable with respect to all of the Option Shares four (4) years after the Date of Grant.

        Notwithstanding the foregoing, in the event that the Optionee's employment with the Company and/or its Subsidiaries terminates for any reason, including the Optionee's resignation, retirement or termination by the Company, upon the Optionee's death or disability, or for any other reason, regardless of the circumstances thereof, this Option shall no longer vest or become exercisable from and after the date of such termination with respect to any Option Shares not vested as of the date of such termination, and this Option may thereafter be exercised, to the extent it was vested and exercisable on the date of such termination as provided in Section 3 hereof, except as the Board may otherwise determine. This Option shall be exercisable to the extent vested at any time or times prior to the Expiration Date, subject to earlier termination as provided herein or the Plan.

        2. Manner of Exercise. The Optionee may exercise this Option (to the extent vested) only in the following manner: From time to time prior to the Expiration Date, the Optionee may give written notice, in the form of Appendix A hereto, to the Company of an election to purchase some or all of the Option Shares purchasable at the time of such notice. Said notice shall specify the number of Option Shares to be purchased and shall be accompanied by payment therefor in cash, certified check, bank check or wire transfer, in U.S. funds, payable to the order of the Company in an amount equal to the exercise price of such Option Shares. Alternatively, the Optionee may make payment for the exercise price in the form of Option Shares that have been beneficially owned by the Optionee for at least six months and with a Fair Market Value equal to


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the exercise price. With the specific consent of the Board given in writing, the
Optionee may pay the exercise price by delivering to the Company a promissory note, in form and substance acceptable to the Board, in a principal amount equal to the exercise price of such Option Shares. No certificates for Option Shares so purchased will be issued to Optionee until the Company has completed all steps required by law to be taken in connection with the issue and sale of such Option Shares, including without limitation (i) receipt of a representation from the Optionee at the time of exercise of this Option that the Optionee is purchasing the Option Shares for the Optionee's own account and not with a view to any sale or distribution thereof, (ii) the agreement of the Optionee to voluntarily restrict transfers of his or her shares under those terms and conditions set forth in Paragraph 7 hereof, and (iii) the legending of any certificate representing the Option Shares to evidence the foregoing representations and restrictions.

        3. Termination of Employment. If the Optionee's employment with the Company or a Subsidiary is terminated other than for "cause" (as defined in the Plan), the period within which to exercise this Option may be subject to earlier termination as set forth in Section 5(c) of the Plan. Upon the termination for cause of Optionee's employment with the Company or any of its Subsidiaries or upon the breach by Optionee of any covenant or agreement not to compete with the Company or any of its Subsidiaries, the unexercised portion of this Option (whether vested or unvested) shall terminate in accordance with Section 5(c) of the Plan.

        4. Non-transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or other instrument taking effect at his or her death or by the laws of descent and distribution. This Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee, subject to Section 5(c)(i) of the Plan.

        5. Option Shares. The Option Shares that are the subject of this Option are shares of Common Stock of the Company as constituted on the Date of Grant of this Option, subject to adjustment as provided in Section 3(b) of the Plan.

        6. Status of the Stock Option. This Option is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Option, he or she will notify the Company within 30 days after such disposition.


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        7. Restrictions on Transfer of Shares.

               (a) No Transfers Unless Authorized and in Compliance with this Agreement.

                      (1) None of the Option Shares now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law (each, a "Transfer"), unless such Transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act), and such Transfer is in accordance with the terms and conditions of this Section 7. In connection with any Transfer of Option Shares, the Company may require an opinion of counsel to the transferor, satisfactory to the Company, that such Transfer is in compliance with all foreign, federal and state securities laws (including without limitation, the Act). The Optionee agrees to give the Company prompt notice of any Transfer of Option Shares to the Optionee's spouse, parents, children (natural or adopted), stepchildren or grandchildren or a trust for their benefit (a "Permitted Transferee") pursuant to Section 7(b) hereof. Any attempted disposition of Option Shares not in accordance with the terms and conditions of this Agreement shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Option Shares pursuant to any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Option Shares.

                      (2) Prior to making any Transfer of Option Shares (other than to a Permitted Transferee), the Optionee shall deliver written notice (the "Transfer Notice") to the Company. The Transfer Notice shall disclose in reasonable detail the identity of the prospective transferees, the number of shares to be Transferred (the "Offered Shares") and the terms and conditions of the proposed Transfer. By giving the Transfer Notice, the Optionee shall be deemed to have granted the Company an option to purchase the Offered Shares. The Company may purchase all, but not less than all, of the Offered Shares upon the same terms and conditions as these set forth in the Transfer Notice by delivering written notice of such election to the Optionee within 20 days after the receipt of the Transfer Notice by the Company (the "Election Period"). If the Company has not elected to purchase or otherwise acquire all of the Offered Shares prior to the expiration of the Election Period, the Optionee may Transfer such Offered Shares at a price and on terms no more favorable to the transferees thereof than specified in the Transfer Notice during the 30-day period immediately following the expiration of the Election Period (the "Transfer Period"). Any Offered Shares that are not Transferred within the Transfer Period shall be subject to the provisions of this Section 7(a) upon any subsequent Transfer. If the Company has elected to purchase any Offered Shares hereunder, the Transfer of such Offered Shares shall be consummated as soon as practical after the delivery of the election notice to the Optionee, but in any event within 15 days after the expiration of the Election Period.

               (b) Transfers to Permitted Transferees. Subject to the next sentence of this Section 7(b), the Optionee may Transfer any or all of the Option Shares without receipt of consideration or for such consideration as such holder shall determine to Permitted Transferees. No Transfer permitted under this Section 7(b) shall be effective unless the Permitted Transferee to whom the Option Shares are proposed to be transferred has delivered to the Company a written acknowledgment, in the form of Appendix B hereto, that the Option Shares to be


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received by it are subject to the provisions of this Agreement (including without limitation, the provisions of this Section 7) and that the Permitted Transferee is bound hereby and thereby.

               (c) Transfers Upon Death. Upon the death of the Optionee, the Option Shares then held by the Optionee or issued upon exercise of this Option by the Optionee's legal representative or legatee pursuant to Section 4 hereof may be transferred and distributed by will or other instrument taking effect at his death or by the laws of descent and distribution to the Optionee's estate, executors, administrators and personal representatives, and then to such holder's heirs, legatees or distributees whether or not such heirs, legatees or distributees are Permitted Transferees. No Transfer permitted under this Section 7(c) shall be effective unless the transferee to whom the Option Shares are proposed to be transferred pursuant to this provision has delivered to the Company a written acknowledgment in the form of Appendix B hereto, that the Option Shares to be received by such transferee are subject to the provisions of this Agreement (including without limitation, the provisions of this Section 7) and that such transferee is bound hereby and thereby.

        8. Legend. Any certificate representing the Option Shares shall carry the following legends:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfers) contained in a certain option agreement between the corporation and the holder of record of this certificate (a copy of which is available at the offices of the corporation for examination)."

        and

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the corporation is obtained to the effect that such registration is not required."

        9. Termination. The provisions of Sections 7 and 8 hereof shall terminate upon an Initial Public Offering, which for the purposes of this Agreement shall mean the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than on Forms S-4, S-8, S-14 or S-15 or their then equivalents, covering the offer and sale by the Company of its Common Stock; or such other event as a result of or following which the Company's Common Stock shall be publicly traded.

        10. Adjustment Upon Changes in Capitalization. This Option shall be subject to adjustment in the event of certain changes in the capitalization of the Company as set forth in Section 3(b) of the Plan.


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        11. Effect of Certain Transactions. In the case of (i) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, (ii) the sale or transfer of all or substantially all of the properties and assets of the Company or (iii) the sale of shares of capital stock of the Company, in single transaction or series of related transactions, representing at least 66_% of the voting power of the voting securities of the Company (in each case, a "Transaction"), this Option shall be subject to termination, assumption, substitution, adjustment and/or limitation as provided in Section 3(c)(ii) of the Plan.

        12. Withholding Taxes. The Optionee shall be subject to the tax withholding obligations as set forth in Section 8 of the Plan.

        13. Miscellaneous.

               (a) Employment. This Option does not confer upon the Optionee any rights with respect to continuation of employment by the Company, nor shall it interfere with any right of the Company to terminate such employment at anytime.

               (b) Equitable Relief. The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief may be used to enforce the provisions of this Agreement.

               (c) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

               (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

               (e) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

               (f) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

               (g) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by a nationally recognized overnight carrier or by first class registered or certified mail, postage prepaid. Notices to the Company shall be addressed to its principal offices and to the Optionee as set forth underneath his or her signature below, or to such other address or addresses as may have been furnished by such party in writing to the other.


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Notices to any holder of the Option Shares other than the Optionee shall be addressed to the address furnished by such holder to the Company.

               (h) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, legal representatives, estates, executors, administrators and heirs. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.



                                  [END OF TEXT]


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        The foregoing Option is granted as of the date first written above by the Company, subject to the terms and conditions contained herein.



                                          SIGHTPATH, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


        The foregoing Option is hereby accepted and its terms and conditions are hereby agreed to as of the date first above written.


                                          OPTIONEE:


                                          --------------------------------------
                                          Print Name:


                                          Optionee's Address:

                                          --------------------------------------

                                          --------------------------------------

                                          Social Security No.:
                                                              ------------------


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                                   APPENDIX A

                          STOCK OPTION EXERCISE NOTICE

SightPath, Inc.
135 Beaver Street
Waltham, MA 02452
Attention:  Chief Financial Officer

Ladies and Gentlemen:

        Pursuant to the terms of Incentive Stock Option Agreement (the "Option Agreement") dated ____________ (the "Agreement") under the SightPath, Inc. 1998 Stock and Option Plan, I, [INSERT NAME] ______________________, hereby [CIRCLE ONE] partially/fully exercise such option by including herein payment in the amount of $________ representing the purchase price for [FILL IN NUMBER OF OPTION SHARES] ___________ option shares ("Option Shares"). I have chosen the following form(s) of payment:

        [ ]    1.     Cash
        [ ]    2.     [CERTIFIED OR BANK] Check payable to SightPath, Inc.
        [ ]    3.     Other (as described in the Agreement (please describe):
                      ______________.

        In connection with the purchase of the Options Shares contemplated hereby, I hereby represent and warrant that:

               (a) I am purchasing the Option Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

               (b) I have had an opportunity to obtain from SightPath, Inc. (the "Company") such information as is necessary to permit me to evaluate the merits and risks of the foregoing investment in the Company and have consulted with my advisers with respect to such investment in the Company.

               (c) I am either an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Act"), or have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Option Shares and to make an informed investment decision with respect to such purchase.

               (d) I can afford a complete loss of the value of the Option Shares and am able to bear the economic risk of holding such Option Shares for an indefinite period.

               (e) I understand that the Option Shares are not registered under the Act or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirements thereof). I further acknowledge that certificates representing the Option Shares will bear restrictive legends reflecting the foregoing.


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        I hereby agree to restrict the Transfer (as such term is defined in the
Option Agreement) of the Option Shares in accordance with the terms and conditions of Section 7 of the Option Agreement.



                                          Sincerely,



                                          --------------------------------------
                                          Print Name:



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                                   APPENDIX B

                      ACKNOWLEDGMENT AND JOINDER AGREEMENT


        The undersigned hereby acknowledges that the shares of Common Stock, par value $.01 per share, of SightPath, Inc. (the "Company") acquired from the transferor are subject to the terms and conditions of that certain Incentive Stock Option Agreement (the "Agreement") dated as of ________________ by and between the Company and _________________________, including but not limited to certain restrictions on transfer pursuant to Section 7 of the Agreement. For the purposes of the Agreement, the undersigned shall be included within the term "Optionee" (as defined in the Agreement) and the undersigned agrees to bound by all of the obligations applicable to the Optionee thereunder, including Section 7 of the Agreement. The address to which notices may be sent to the undersigned is as follows:



Address:   _______________
           _______________
           _______________


Date: _________________



                                          ______________________________________
                                          Name:


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